UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                Date of Report                                   March 3, 2003



                           CONTANGO OIL & GAS COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                000-24971              95-4079863
  (State or other jurisdiction     (Commission            (IRS Employer
        of incorporation)         File Number)         Identification No.)



                        3700 BUFFALO SPEEDWAY, SUITE 960
                              HOUSTON, TEXAS 77098
                    (Address of principal executive offices)

                                 (713) 960-1901
                         (Registrant's telephone number,
                              including area code)



                                       N/A
          (Former name or former address, if changed since last report)


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

         The following is a list of exhibits filed as part of this Form 8-K. Where so indicated by footnote, exhibits, which were previously filed, are incorporated by reference.

Exhibit No.                     Description of Document
----------                      -----------------------

     99.1                       Press release dated March 3, 2003.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CONTANGO OIL & GAS COMPANY



Date:  March 3, 2002         By:   /s/  KENNETH R. PEAK
                                   --------------------------------------------
                                   Kenneth R. Peak
                                   President and Chief Executive Officer



Date:  March 3, 2002         By:   /s/  LESIA BAUTINA
                                   --------------------------------------------
                                    Lesia Bautina
                                    Controller
                                   (Principal Accounting Officer)

                                                                   Exhibit 99.1

Contango Announces Exercise of Option on Freeport LNG Receiving
Terminal; Updates Operations and Hedging Status

    HOUSTON--(BUSINESS WIRE)--March 3, 2003--Contango Oil & Gas Company (AMEX:MCF) announced that is has exercised its option with Cheniere Energy Inc. to acquire a 10% interest in Freeport LNG Development LP, a limited partnership formed to develop an LNG receiving terminal in Freeport, Texas. Contango will pay Cheniere a total price of $2.33 million over time of which $750,000 has already been invested.
    Kenneth R. Peak, chairman and CEO of Contango, said, "The recent unprecedented volatility in natural gas prices is indicative of a market that in the short-term can only bring supply and demand into balance by destroying demand. LNG imports will be an important addition to solving our country's natural gas supply needs and the Freeport site is ideally located in the heart of the largest natural gas consuming market in the United States. We look forward to working with Freeport Investments and Cheniere to help the Freeport LNG facility become a reality.
    "Our production is currently averaging 17,000 Mmbtu and 350 barrels of oil per day. We are drilling two prospects onshore south Texas and one offshore prospect in the Gulf of Mexico. We have three more onshore prospects and an additional offshore prospect, which we expect to spud over the next several months. None of our crude oil production is hedged and our current natural gas hedging positions are as follows:

     Term            Call (1)                 Put (1)
--------------- -------------------  --------------------------
April-03         6,000/day   $5.75      10,000/day       $4.50
May - July 2003  8,000/day   $5.34      10,000/day       $4.50
Aug - Oct 2003   8,000/day   $6.00      10,000/day       $4.50
Nov - Dec 2003          NONE            10,000/day       $4.00
(1) Quantities in Mmbtu and prices per Mmbtu

    Kenneth R. Peak continued, "The NYMEX natural gas contract for March 2003 jumped $2.53 per Mmbtu on Monday, Feb. 24, an unprecedented 38% increase in just one day. For the month of March we settled our swaps, which were sold at $4.62/Mmbtu at a price of $8.90/Mmbtu, and we settled our $6.00 calls at a price of $9.13/Mmbtu and as a result incurred a $2.5 million hedging loss. We also reduced a portion of our April through October hedges and incurred a $1.2 million hedging loss.
    "Our net revenues for the production months of January and February will be received in mid-March and mid-April, respectively, and are expected to be $2.5-$3.0 million for each month. Our net revenues for the production month of March, which we will receive in mid-May, are expected to be $3.5 million. While I have long been a proponent of hedging, and last year the Company benefited from $5 million of hedging gains, the recent hyper-volatility of natural gas prices substantially changes the potential risk/reward of hedging for a company like Contango and henceforth we will hedge only by purchasing puts."
    Contango is an independent natural gas and oil company that explores for, develops, produces and sells natural gas and crude oil. Contango's exploration and production efforts are currently focused onshore on the Gulf Coast and offshore in the Gulf of Mexico.
    This news release contains forward-looking statements within the meaning of the Securities Litigation Reform Act. The statements reflect the company's current views with respect to future events that involve risks and uncertainties including uncertainties related to successful negotiations with other parties, oil and gas exploration risks, price volatility, production levels, closing of transactions, capital availability, operational and other risks, uncertainties and factors described from time to time in the company's publicly available SEC reports. In light of these risks and uncertainties, the forward-looking events described in this release might not occur.

    CONTACT: Contango Oil & Gas Company, Houston
             Kenneth R. Peak, 713/960-1901
             kpeak@mcfx.biz
             http://www.mcfx.biz
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